Exhibit 3.1
CERTIFICATE OF ELIMINATION
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
JOHN BEAN TECHNOLOGIES CORPORATION
Pursuant to Section 151(g) of the Delaware General Corporation Law
John Bean Technologies Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
FIRST: That pursuant to the authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Corporation, as amended and as effective as of the date hereof (the “Certificate of Incorporation”), the Board of Directors previously adopted resolutions creating and authorizing a series of 1,500,000 shares of preferred stock, par value $0.01 per share, of the Corporation designated as Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”), subject to the Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”), as filed with the Secretary of State of the State of Delaware on July 31, 2008.
SECOND: That none of the authorized shares of the Series A Preferred Stock is outstanding and none will be issued by the Corporation pursuant to the Certificate of Designation.
THIRD: That pursuant to the authority conferred upon the Board of Directors pursuant to the Certificate of Incorporation, the Board of Directors of the Corporation (the “Board of Directors”) duly adopted the following resolutions at a meeting duly called and held on April 24, 2018, approving the elimination of the Series A Preferred Stock:
NOW, THEREFORE, BE IT:
RESOLVED, that the Board of Directors hereby determines that it is in the best interests of the Corporation to eliminate the Series A Preferred Stock (the “Elimination”);
FURTHER RESOLVED, that the Elimination is hereby approved and adopted in all respects;
FURTHER RESOLVED, that each of the Chief Executive Officer, the Chief Financial Officer or the Secretary or any Vice President or Assistant Secretary of the Corporation (each, an

“Authorized Officer” and collectively, the “Authorized Officers”) is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver to the Secretary of State of the State of Delaware a Certificate of Elimination as required by the General Corporation Law of the State of Delaware in order to effect the cancellation and elimination of the Series A Preferred Stock, and any and all additional documents required to be filed therewith;
FURTHER RESOLVED, that, upon filing the Certificate of Elimination with the Secretary of State of the State of Delaware, all terms with respect to the Series A Preferred Stock set forth in the Certificate of Designation shall be eliminated from the Certificate of Incorporation;
FURTHER RESOLVED, that the final terms of the Certificate of Elimination, including the resolutions contained therein, are hereby adopted and approved in all respects;
FURTHER RESOLVED, that each Authorized Officer is hereby authorized and empowered, for and on behalf of the Corporation, to take or cause to be taken any and all such actions and to enter into, execute and deliver any and all such acknowledgments, agreements, certificates, contracts, instruments, notices, statements and other documents, or to effect any necessary filings with or notifications to any and all appropriate regulatory authorities, including, without limitation, the U.S. Securities and Exchange Commission, as may be required or as any such officer may deem necessary, advisable or appropriate to effectuate and carry out the transactions contemplated by, and the purposes and intent of, the foregoing resolutions, all such actions to be performed in such manner and all such acknowledgments, agreements, certificates, contracts, instruments, notices, statements and documents to be executed and delivered in such form as the officer performing or executing the same shall approve, such officer’s performance or execution and delivery thereof to be conclusive evidence of such approval and the approval of the Board of Directors;
FURTHER RESOLVED, that if resolutions in any particular form are required or advisable to be adopted in connection with the matters contemplated by the foregoing resolutions, such resolutions shall be deemed to have been adopted in the required form with the same force and effect as if set forth herein at length, and an Authorized Officer shall be authorized to certify on behalf of the Corporation as to the adoption of such resolutions, provided that copies thereof shall thereafter be filed in the Corporation’s records of its proceedings; and
FURTHER RESOLVED, that all actions heretofore taken by any director, officer or representative of the Corporation in connection with the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.
FOURTH: That, in accordance with Section 151(g) of the DGCL, the Certificate of Incorporation, as effective immediately prior to the filing of this Certificate of Elimination, is hereby amended to eliminate all references to the Series A Preferred Stock.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed and subscribed this Certificate of Elimination and does affirm the foregoing as true under the penalties of perjury on April ___, 2018.

JOHN BEAN TECHNOLOGIES CORPORATION

By:
Name:	Brian A. Deck
Title:	Executive Vice President and Chief Financial Officer

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